EXHIBIT 99.1

AVX Corporation Announces Expectations for the Quarter

MYRTLE BEACH, S.C. - (BUSINESS WIRE) - July 8, 2004 - AVX Corporation (NYSE: AVX) announced today that it expects to meet or exceed analysts' earnings per share consensus estimates for the quarter ended June 30, 2004.

The Company is currently preparing its financial closing for the quarter and expects results for the quarter ended June 30, 2004 will be announced near the end of July.

AVX, headquartered in Myrtle Beach, South Carolina, is a leading international manufacturer and supplier of a broad line of passive electronic components and related products.

Please visit our website at www.avxcorp.com.

Certain statements contained above may be "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Risk factors relating to such statements are included from time to time in documents AVX Corporation files with the Securities and Exchange Commission, including but not limited to its Form 10-Ks, Form 10-Qs and Form 8-Ks. Actual events, results, and/or timing may differ from those projected, estimated, or described above.

CONTACT:
AVX Corporation, Myrtle Beach
Kurt Cummings, 843 946 0691
finance@avxus.com